EXHIBIT 99

NEWS RELEASE

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:

Jim Anderson, Chairman and CEO

John Gelp, Chief Financial Officer

(763) 553-9300

ZOMAX ANNOUNCES PRELIMINARY SEC INVESTIGATION
OF INSIDER TRADING

ZOMAX ANNOUNCES EARNINGS RELEASE DATE FOR THIRD QUARTER 2002 RESULTS

MINNEAPOLIS, MN — October 18, 2002 - Zomax Incorporated [NASDAQ: ZOMX] announced today that the Securities and Exchange Commission is conducting a preliminary investigation into the trading of Zomax securities by insiders.  Zomax is cooperating with the SEC in its investigation.  The SEC has not indicated when it expects the investigation to be concluded.

Zomax also announced today that third quarter 2002 earnings will be released on Wednesday, October 23, 2002, after the market closes.

The Company has scheduled a conference call for 4:30 p.m. (CST) on Wednesday, October 23, 2002, to comment on earnings for the third quarter 2002.  To participate in this conference call, please call (719) 457-2626.  The conference call will also be available by Webcast.  Participants may log on to the webcast conference call by visiting the Company website at www.zomax.com and clicking on the link.

Zomax is a leading international outsource provider of process management services.  The Company’s fully integrated services include “front-end” E-commerce support, call center and customer support solutions; DVD authoring services; CD and DVD mastering; CD and DVD replication; supply chain and inventory management; graphic design; print management; assembly; packaging; warehousing; distribution and fulfillment; and RMA processing.  The Company’s Common Stock is traded on the Nasdaq Stock Market under the symbol “ZOMX.”